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                                                                    EXHIBIT 6(b)

                                               Composite Funds Distributor, Inc.
                                               601 West Main Ave., Suite 300
                                               Spokane, WA  98201



                           SELECTED DEALER AGREEMENT
                                   (Proposed)

Dear Sirs:

     As the principal underwriter of shares in regulated investment companies managed by Composite Research and Management Co. which are distributed by us at their respective net asset values plus any sales charges pursuant to each Fund's prospectus, we invite you to participate as principal in the distribution of shares of any of the Funds upon the following terms:

     1. You are to offer and sell the Shares only at the public offering price (current net asset value plus any applicable sales charge) described in the applicable current prospectus of the Funds, as supplemented or amended from time to time and in full accord with all Securities Exchange Commission ("SEC") and National Association of Securities Dealers ("NASD") securities regulations. You agree to act only as principal in such transactions or as agent for your customer, and you shall not have authority to act as agent for the Funds, the Fund Group or for us in any respect. All orders for Shares are subject to acceptance by us and become effective only upon confirmation by the applicable Fund or its shareholder servicing agent (the "Transfer and Shareholder Services Agent"). No conditional orders for Shares will be accepted. The procedures
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relating to orders for Shares and the handling thereof will be subject to the
Funds' description thereof set forth in the Prospectus and Statement of Additional Information (defined below) and to written instructions released by us from time to time.

     2. Remittance for each such order, if made by check, should be payable to the applicable Fund and promptly delivered to the Transfer and Shareholder Services Agent at the address appearing on the face of the confirmation of such order. Remittance for orders for Shares to be purchased through an individual retirement account, as described in each Prospectus, should be payable by check to "Investors Fiduciary Trust Company, Custodian." Payment must be received by the Transfer and Shareholder Services Agent within five business days (or such shorter period as may hereafter be required by law or regulation) after acceptance and confirmation of your order; otherwise we reserve the right, without notice, to cancel the sale, in which event you will be held responsible for any loss to the applicable Fund, or to us. You agree to provide us with written notice of any application by you to any regulatory authority for any extension of the time for such payment prior to your submission of such application.

     3. As a selected dealer, you are hereby authorized to place orders directly with the Funds for their shares to be resold by us
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to you subject to the applicable terms and conditions governing the placement of orders by us set forth in the Distribution Contract with each Fund and subject to the applicable compensation provisions set forth in each Fund's then current prospectus. You may tender shares directly to the Funds or their transfer agent, Murphey Favre Securities Services, Inc., for redemption. Redemption and repurchases of shares will be made at the net asset value of such shares in accordance with the then current prospectuses of the Funds.

     4. (a) For your services hereunder, you will receive a dealer concession ("Dealer Concession") from us equal to the following percentages of the public offering price of the Shares:


               There is no Dealer Concession on Shares purchased through the reinvestment of dividends or distributions or on Shares purchased at net asset value. The Dealer Concession is subject to change from time to time, and orders placed after the date of any such change shall be subject to the Dealer Concession in effect at the time the order is
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               received by the Transfer and Shareholder Services Agent. Upon the
               purchase of Shares pursuant to a Letter of Intent or Right of Accumulation (as set forth in the Prospectus and Statement of Additional Information), you will promptly return to us any excess of the Dealer Concession previously allowed or paid to you over that allowable with respect to such later purchase. Unless you advise us to the contrary at the time of transmitting a purchase order, we will consider that the investor owns no other Shares and is not entitled to any lower sales charge than that accorded to a single transaction in the amount of the purchase order.

          (b) To the extent you provide distribution, marketing, and other services to the Funds which have distribution plans (as described in the Prospectus or Statement of Additional Information) in effect pursuant to the provisions of Rule 12b-1 (the "12b-1 Plan") promulgated pursuant to the provisions of the Investment Company Act of 1940 (the "1940 Act"), in connection with the promotion of the sale of Shares and the retention of assets
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               by such Funds, including furnishing services and assistance to your customers who invest in or own Shares of such Funds and including, but not limited to, answering routine inquiries regarding such Funds and assisting in changing distribution options, account designations and addresses, we shall pay you quarterly, in accordance with the then prevailing guidelines, a portion of the fee ("Distribution Fee") paid by such Fund to us pursuant to its 12b-1 Plan, as set forth below as Additional Compensation. Such Additional Compensation shall be payable only with respect to Shares which are owned of record by your firm as nominee of your customers or which are owned by those customers of your firm whose records, as maintained by the Funds or their agents, designate your firm as the customer's dealer of record. Subject to the provisions of the 12b-1 Plan, as in effect from time to time, the Additional Compensation shall be computed at the following rates, and for each calendar quarter shall be based on the average daily net asset value of the Shares
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               of each Fund that remain outstanding during such period, subject to such computation and accrual:



                    Payment of such Additional Compensation to you shall be made within 30 days after the close of each quarter for which such Additional Compensation is payable. If the amount of the Additional Compensation based upon the value of any customer's account is less than $1.00 for any Fund for any quarter, such Additional Compensation will not be paid. If the aggregate Additional Compensation exclusive of Additional Compensation not paid under the preceding sentence for all your customer accounts is less than $15.00 for all Funds for any quarter, such Additional Compensation will not be paid. In addition (i) you shall not be paid such Additional Compensation until we are in receipt of the Distribution Fee described in that Fund's Prospectus for the period in which you provide the services described above; and (ii) our liability to
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               you for the payment of such quarterly Additional Compensation is limited solely to your pro rata proceeds of that Fund's Distribution Fee. The provisions of this paragraph may be terminated with respect to any Fund in accordance with the provisions of Rule 12b-1 under the 1940 Act, and thereafter no such Additional Compensation will be paid to you.

                    Where payment is due hereunder, we agree to send checks for the Dealer Concession and Additional Compensation to your address as it appears on our records. You must notify us of address changes and promptly negotiate such checks. Any such check that remains outstanding for 12 months shall be void and the obligation represented thereby shall be extinguished.

     5. You represent that you are a member in good standing of the National Association of Securities Dealers, Inc., you further agree that this Agreement shall terminate automatically on the date you cease to be a member of the NASD. It is further agreed that all rules or regulations of the NASD now in effect or hereafter adopted, which are binding upon underwriters and dealers in the
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distribution of the securities of open-end investment companies, shall be deemed to be part of this Agreement to the same extent as if set forth in full herein.

     6.   You agree:

     (a) To purchase shares from us only for the purpose of covering purchase orders already received or for your own bona fide investment.

     (b) That you will not purchase any shares from your customers at prices lower than the redemption or purchase prices then quoted by the Funds. You shall, however, be permitted to sell shares for the account of their record owners to the Funds at the repurchase prices currently established for such shares and may charge the owner a fair commission for handling the transaction.

     (c) That you will not withhold placing customers' orders for shares solely for the purpose of increasing your profit as a result of such withholding.

     (d) That if any shares confirmed to you hereunder are redeemed or repurchased by any of the Funds within seven business days after such confirmation of your original order, you shall forthwith refund to us the full discount reallowed to you on such sales. We shall forthwith pay
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          to the appropriate Funds our share of the "charge" on the original sale, and shall also pay to such Fund the refund from you as herein provided. We shall notify you of such redemption or repurchase within ten days from the date of delivery of the certificate or certificates to us or such Fund. Termination or cancellation of this Agreement shall not relieve you or us from the requirements of this subparagraph.

     7. We shall not accept from you any conditional order for shares. Delivery of certificates for shares purchased (if requested) shall be made by the Funds only against receipt of the purchase price, subject to deduction for the discount reallowed to you and our portion of the sales charge on such sale. If payment for the shares purchased is not received within the time customary for such payments, the sale may be cancelled without any responsibility or liability on our part or on the part of the Funds (in which case you will be responsible for any loss, including loss of profit, suited by the Funds resulting from your failure to make payment as aforesaid), or at our option, we may sell the shares ordered back to the Funds (in which case we may hold you responsible for any loss, including loss of profit suffered by us resulting from your failure to make payment as aforesaid).
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     8.   You will not offer or sell any of the shares except under
circumstances that will result in compliance with the applicable Federal and State securities laws and, in connection with sales and offers to sell shares, you will furnish to each person to whom any such sale or offer is made a copy of the applicable then current prospectus. We shall be under no liability to you except for obligations expressly assumed by us herein. Nothing herein contained, however, shall be deemed to be a condition, stipulation or provision binding any persons acquiring any security to waive compliance with any provision of the Securities Act of 1933, or of the regulations of the SEC or NASD or to relieve the parties hereto from any liability arising under the Securities Act of 1993 or the 1940 Act.

     9. No person is authorized to make any representations concerning shares of the Funds except those contained in the current prospectus and printed information issued by each Fund or by us as information supplemental to each prospectus. We shall supply prospectuses, reasonable quantities of supplemental sales literature, and additional information as issued. You agree not to use other advertising or sales material relating to the Funds unless approved in writing by us in advance of such use. Any printed information furnished by us other than the then current
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prospectus for each Fund, periodic reports and proxy solicitation materials are our sole responsibility and not responsibility of the Funds, and you agree that the Funds shall have no liability or responsibility to you in these respects unless expressly assumed in connection therewith.

     10. You agree that, to the maximum extent permitted by applicable law, you will indemnify and hold harmless Composite Funds Distribution, Inc., each Fund, the Fund Group, and the officers, directors, employees, agents and affiliates thereof of Composite Funds Distribution, Inc. from any liability, claims, loss, damage, costs, settlements and expenses on account of any act or omission by you, your representatives, agents or subagents in connection with any orders or solicitation of orders of Shares of the Funds by you, your representatives, agents or subagents. You agree to offer and sell Shares only in the states and other jurisdictions in which we have indicated in writing that such offers and sales can be made and in which you are legally qualified and permitted to so act. If you effect a telephone redemption or telephone exchange of any Shares on behalf of your customer, you hereby indemnify each Fund, the Fund Group, Composite Funds Distributor, Inc., and the Transfer and Shareholder Services Agent against any loss, injury, damage, expense, or liability as a result
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of acting or relying upon your telephone instructions and information.

     We agree to indemnify and hold harmless you and your respective officers, employees and directors from and against any and all claims, liabilities, expenses or losses in any way arising out of or connected with the negligence, recklessness or intentional conduct of us or our affiliates, officers, representatives or employees or in any way arising out of or connected with any breach of any representation, warranty, covenant or agreement made by us in this Agreement or in any way connected with any untrue statement or alleged untrue statement of a material fact contained in the registration statement or prospectus of any Fund or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated in order to make the statements therein not misleading. Our indemnification obligations to you hereunder shall survive the termination of this Agreement for any reason.

     11. You acknowledge by your execution hereof that all payments by any Fund to us under its 12b-1 Plan and all payments by Fund shareholders of sales charges shall be paid in accordance with Article III, Section 26 of the Rules of Fair Practice of the NASD, as such Section may change from time to time ("Section 26"),
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including, without limitation, the limitations set forth in Section 26 on the maximum asset-based sales charges (as defined in Section 26) payable with respect to a Fund's Shares. Accordingly, it is agreed that to the extent the fees payable to us under a 12b-1 Plan with respect to a Fund or the sales charges payable by a Fund shareholder for the purchase of Fund shares are reduced or prohibited by the operation of Section 26, our payments to you hereunder of the Dealer Concession or Additional Compensation, as the case may be, will likewise be reduced or will cease. You further agree that we shall be obligated to pay you a Dealer Concession or Additional Compensation hereunder only if and to the extent we actually receive a fee from such Fund pursuant to its 12b-1 Plan or a sales charge from such shareholder, as the case may be. You also agree to remit promptly to us any dealer Concession or Additional Compensation paid to you that we subsequently determine was paid in connection with 12b-1 Plan fees or sales charges paid to us in violation of Section 26.

     12. All notices, requests, demands and other communications required by, or made in connection with this Agreement shall be in writing and shall be deemed to have been duly given on the date of delivery, if delivered in person, or three days after mailing if mailed by certified or registered mail, postage prepaid, return
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receipt requested, addressed, if to you, as set forth on the signature page of this Agreement, or, if to us, as follows:

                    Composite Funds Distributor, Inc.
                    601 West Main Ave., Suite 801
                    Spokane, WA  99201
                    Attention: President

     13. Either party to this Agreement may cancel this Agreement by giving written notice to the other. Such notice shall be deemed to have been given on the date on which it was either delivered personally to the other party or any officer or member thereof, or was mailed postpaid or delivered to a telegraph office for transmission to the other party at his or its address as shown below. This Agreement may be amended by us at any time and your placing of an order after the effective date of any such amendment shall constitute you acceptance thereof.

     14. This Agreement shall be construed in accordance with the laws of the State of Washington and shall be binding upon both parties hereto when signed by us and accepted by you in the space provided.

                                        Very truly yours,

                                        COMPOSITE FUNDS DISTRIBUTOR, INC.


                                     By:
                                        ---------------------------------------
                                        William G. Papesh, President
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Firm Name
         ------------------------------------------------------------
Address
       --------------------------------------------------------------
City                               State       Zip Code
    -------------------------------     -------        --------------
ACCEPTED BY (signature)
                       ----------------------------------------------
Name (print)                            Title
            ----------------------------     ------------------------
Date                        19
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Please return two signed copies of this Agreement (one of which will be signed by us and thereafter returned to you).

                         Composite Funds Distributor, Inc.
                         601 West Main Ave., Suite 801
                         Spokane, WA  99201